EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-90521) pertaining to the Barneys New York, Inc. Stock Option Plan for Non-employee Directors, and in the Registration Statements (Form S-8, Nos. 333-45912 and 333-64488) pertaining to the Barneys New York, Inc. Employee Stock Option Plan, of our report dated March 19, 2004, with respect to the consolidated financial statements and schedules of Barneys New York, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended January 31, 2004.


                                                   /s/ Ernst & Young LLP


New York, New York
April 30, 2004